Exhibit 21

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                         SUBSIDIARIES OF THE REGISTRANT


                                                                       Percent of       State of
           Parent                  Subsidiary or Organization          Ownership      Incorporation
           ------                  --------------------------          ---------      -------------



Northeast Indiana Bancorp, Inc.    First Federal Savings Bank              100%          Federal

First Federal Savings Bank         Northeast Indiana Financial, Inc.       100%          Indiana

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